UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2014

ENERJEX RESOURCES, INC.

(Exact Name of Registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-30234	88-0422242
(Commissioner File Number)	(IRS Employer Identification No.)

4040 Broadway, Suite 508, San Antonio, Texas 78209

(Address of principal executive offices)

(210) 451-5545

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On August 20, 2014, Robert G. Watson, Jr., will be giving a presentation at the Enercom Oil & Gas Conference in Denver, Colorado, at 3:35 p.m. Mountain Time.

A copy of the presentation is attached as Exhibit 99.1 and incorporated by reference solely for purposes of this Item 7.01 disclosure.

A copy of the press release announcing the presentation is attached as Exhibit 99.2 and incorporated by reference.

Note: The information in this report is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference to such filing.

Item 8.01	Other Events

On August 14, 2014, we issued a press release regarding our financial results for the second quarter ended June 30, 2014. The press release is attached as Exhibit 99.3 and incorporated by reference.

On August 15, 2014, we issued a press release announcing that Texas Capital Bank, N.A. has approved (i) a borrowing base increase from $38 million to $40 million under our $100 million senior secured revolving line of credit and (ii) extended the maturity of this facility by 3 years to October 3, 2018. The press release is attached as Exhibit 99.4 and incorporated by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

99.1	Investor Presentation .
99.2	Press release dated August 15, 2014.
99.3	Press release dated August 14, 2014.
99.4	Press release dated August 15, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERJEX RESOURCES, INC.,

Date: August 15, 2014	By:	/s/ Robert G. Watson, Jr.
Robert G. Watson, Jr. Chief Executive Officer and
President